UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2004, the Company received notice of a Nasdaq Staff Determination indicating that the Company’s common stock did not qualify for continued listing on The Nasdaq SmallCap Market based upon Nasdaq Marketplace Rule 4310(c)(4). The Company’s stock had remained listed subject to a 180-day grace period granted by Nasdaq that ended on December 20, 2004. The Company plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. If it is granted a hearing, the Company’s common stock will continue to trade on The Nasdaq SmallCap Market pending the Panel’s decision. If the Company’s request for a hearing is not granted, the Company’s common stock will be delisted from the Nasdaq SmallCap Market on December 30, 2004. At the Company’s 2004 annual stockholders’ meeting to be held on January 7, 2005, the stockholders will consider a proposal to amend the Company’s articles of incorporation to effect a share consolidation of between two-for-one and seven-for-one. The share consolidation is designed to raise the Company’s share price to a level that will allow it to meet and maintain compliance with Rule 4310(c)(4). The Company has filed a definitive proxy statement with the Securities Exchange Commission which explains the share consolidation in detail.

Item 3.02	Unregistered Sales of Equity Securities

On December 22, 2004, the Company received notices of intent to convert (together, the “Conversion Notice”) from the holders of its 8% secured convertible promissory notes issued August 30, 2004 (the “Notes”), DKR SoundShore Oasis Holding Fund Ltd. and DKR SoundShore Strategic Holding Fund Ltd. (collectively, the “Investors”).

The Investors indicated their election to convert $600,000.00 of aggregate principal amount of Notes, plus accrued interest of $14,933.34, into common shares of the Company. Under the terms of the Notes such amounts are convertible into shares of the Company’s stock at $0.28 per share. As a result of the Notice provided by the Investors, on December 27, 2004 the Company issued 2,196,190 of common stock to the Investors. In the Notice the Investors indicated their intent to promptly sell these common shares pursuant to the prospectus under the Company’s currently effective Registration Statement on Form S-3 which covers the resale of these and other shares.

The Investors are “accredited investors”, as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The issuance of the Notes, and the issuance of the shares of common stock upon conversion of the Notes, was made in reliance upon the exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Act”), and the regulations thereunder afforded by Section 4(2) of the Act and Rule 506 thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2004		PROSOFTTRAINING (Registrant)

	By:	/s/ William J. Weronick
William J. Weronick Vice President Finance

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